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                                                                   Exhibit 23(e)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 Amendment No. 1 of CMS Energy Corporation of our report dated February 10, 2004 relating to the financial statements of Jorf Lasfar Energy Company S.C.A., which appears in this registration statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Price Waterhouse
--------------------
Price Waterhouse


Casablanca, Morocco
August 25, 2004